Exhibit 99

PRESS RELEASE

For Release: March 28, 2012

Contact: Investor Relations

(888) 343-8147

Website: www.bankmbank.com

Mackinac Financial Corporation Announces

Rights Offering and Entry into Securities Purchase Agreement

(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the holding corporation for mBank, announced today that it is planning to commence a $7 million rights offering of common stock (“Common Shares”) to its stockholders.  The Company will file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the rights offering.  The Company has set April 6, 2012 as the record date (the “Record Date”) for the rights offering.

In conjunction with the rights offering, Mackinac Financial Corporation has entered into a Securities Purchase Agreement with Steinhardt Capital Investors, LLLP (“SCI”).  Pursuant to the securities purchase agreement, SCI has agreed to purchase, upon completion of the rights offering, between $5,000,000 and $11,000,000 of the Company’s securities, comprised of varying types and amounts, depending on (i) the outcome of the rights offering and (ii) SCI receiving approval from the Board of Governors of the Federal Reserve System to hold more than 9.9% of the total number of our Common Shares then issued and outstanding.

The proceeds from the sale of securities derived from the SCI investment and the rights offering will be used to repurchase the Company’s outstanding TARP Securities that were issued by the Company to the U.S. Department of the Treasury under the Troubled Asset Relief Capital Purchase Program.

Chairman and CEO of Mackinac Financial Corporation, Mr. Paul Tobias, noted the following:  “We are excited to have earned the confidence of the Steinhardt family, who have earned significant credibility in the marketplace and share our vision for the future growth of mBank.  The ability to repay the TARP funds and the investment of the Steinhardts will position us to expand our franchise through both organic growth and accretive acquisition opportunities for continued earnings momentum that will lead to increased shareholder value.”

Over the past year, Mackinac Financial Corporation has evaluated several strategic options to facilitate future growth, and its management team has made considerable efforts to bring new investment to the Company.  These efforts culminated in the SCI investment, which the Company believes to be an important turning point in the future growth of the business and the most attractive alternative available.

Mr. David R. Steinhardt of SCI, stated as follows: “During the course of our negotiations, I became familiar with Mackinac Financial Corporation.  I have high regard for Mackinac’s Chairman and CEO, Paul Tobias, management and the Board of Directors.  I appreciate the quality of the people at Mackinac and the potential of the franchise.  I believe that this transaction would be a first step in value realization that would benefit Mackinac’s shareholders.”

Subject to review of the registration statement by the SEC, the Company intends to commence the rights offering during the second quarter of 2012.  In the rights offering, the Company will distribute, at no charge, to shareholders as of the Record Date, non-transferable subscription rights to purchase up to 1,217,391 of our Common Shares.  Each shareholder will receive approximately three hundred fifty-six thousandths (0.356) of a subscription right for each Common Share owned on the Record Date.  Each whole subscription right will entitle a shareholder to purchase one (1) Common Share at a subscription price of $5.75 per share (the “Basic Subscription Privilege”).  If all shareholders do not fully exercise their Basic Subscription Privilege, shareholders who fully exercise their Basic Subscription Privilege will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed Common Shares at the same subscription price of $5.75 per share, subject to proration and subject, further, to reduction by the Company under certain circumstances.  SCI will also have the right to purchase a portion of the unsubscribed shares.  The subscription rights will expire thirty (30) days after commencement of the rights offering, unless the Company extends the rights offering period.

A copy of the prospectus and additional material relating to the rights offering are expected to be mailed on or about April 6, 2012 to holders of Common Shares as of the Record Date.  Shareholders may also obtain a copy of the prospectus and additional materials, when available, by contacting Mackinac Financial Corporation, 130 South Cedar Street, Manistique, MI 48954, telephone number 888-343-8147.  Mackinac Financial Corporation is represented by Honigman Miller Schwartz and Cohn LLP, as legal adviser, and River Branch Capital, LLC, as financial adviser, with respect to the rights offering and the SCI investment.

Mackinac Financial Corporation is a registered bank holding Corporation formed under the Bank Holding Corporation Act of 1956 with assets in excess of $495 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Corporation’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Corporation with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

A registration statement relating to the rights offering will be filed with the Securities and Exchange Commission.  Copies of the registration statement, when filed, will be available at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Mackinac Financial Corporation, 130 South Cedar Street, Manistique, MI 48954, Attention Investor Relations (telephone number: 888-343-8147).  This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.